Exhibit 99.1

Cutera® Announces Third Quarter 2024 Financial Results

Brisbane, California, November 7, 2024 – CUTERA, INC. (Nasdaq: CUTR), a leading provider of aesthetic and dermatology solutions, today reported financial results for the third quarter ended September 30, 2024.

•Consolidated revenue for the third quarter of 2024 of $32.5 million
•Cash, cash equivalents, and restricted cash of $59.0 million
•AviClear growth of 16% vs prior year period driven by international capital system sales
•Global core capital growth of 7% on a sequential quarterly basis
•Full-year guidance maintained for both revenue and year-end cash balance

“Our third quarter reflects consistent execution against our strategic priorities, with core capital sales improving on a sequential basis, AviClear continuing to grow year-over-year driven by strong sales and utilization in international markets, and favorable underlying trends in our gross margin and operating expense profile,” commented Taylor Harris, Chief Executive Officer of Cutera, Inc. “We remain focused on expanding access to AviClear, our breakthrough technology for the treatment of acne, through training and education, practice development, and clinical indication expansion.”

Third Quarter 2024 Financial Highlights

Consolidated revenue for the third quarter of 2024 was $32.5 million, a decrease of 30% compared to the third quarter 2023. Revenue in the third quarter of 2023 included skincare revenue of $7.1 million; following the termination of our skincare distribution agreement in February 2024, the third quarter of 2024 did not include skincare revenue. Revenue related to capital systems sales declined 17%, while recurring sources of revenue, excluding skincare, declined 19%.

Gross profit was $1.8 million, or 6% of revenue for the third quarter of 2024, compared to a gross profit of $6.5 million, or 14% of revenue, for the third quarter of 2023. On a non-GAAP basis, gross profit was $3.7 million, or 12% of revenue, for the third quarter of 2024, compared to $9.0 million, or 19%, for the third quarter of 2023. Gross profit in the third quarter, on a GAAP and a non-GAAP basis, was negatively affected by $10.1 million, or 31% of revenue, of non-cash expense related to excess and obsolete inventory.

Operating expenses were $38.0 million for the third quarter of 2024, compared to $47.4 million in the prior year period. On a non-GAAP basis, operating expenses were $34.7 million for the third quarter of 2024, compared to $39.8 million for the prior year period. Operating expenses for the third quarter of 2024, on a GAAP and non-GAAP basis, include a $5.4 million charge related to doubtful accounts receivable. The Company no longer adjusts for costs, related to retention plan implemented in April 2023, in its Reconciliation of Non-GAAP Financial Measures. Accordingly, the Company has not adjusted for $0.4 million of retention plan costs incurred in the third quarter of 2023. Further, the Company has revised the presentation of current and prior year periods to remove adjustments related to retention plan costs of $4.0 million for the nine months ending September 30, 2024, and $1.4 million and $4.3 million, in the three and nine months ended September 30, 2023, respectively.

GAAP operating loss was $36.2 million and $40.9 million for the third quarters of 2024 and 2023, respectively. Non-GAAP operating loss was $31.0 million for the third quarter of 2024, compared to a Non-GAAP operating loss of $30.9 million for the third quarter of 2024.

Cash, cash equivalents, and restricted cash, were $59.0 million as of September 30, 2024, compared to $84.3 million as of June 30, 2024.

2024 Outlook

Management is reaffirming full-year revenue guidance of $140 million to $145 million, as well as guidance for year-end 2024 cash, cash equivalents and restricted cash of approximately $40 million.

Conference Call

The Company’s management will host a conference call to discuss these results and related matters today at 1:30 p.m. PT (4:30 p.m. ET). Participating in the call will be Taylor Harris, Chief Executive Officer, Stuart Drummond, Interim Chief Financial Officer, and Shelby Eckerman, Vice President, Finance.

Participants can register for the conference call at this registration link. Upon registering, a calendar booking will be provided by email including the dial-in details and a unique PIN to access the call. Using this process will by-pass the operator and avoid the call queue. Registration will remain open until the end of the live conference call.

If participants prefer to dial in and speak with an operator, dial Canada/USA Toll Free: 1-844-763-8274 or +1-647-484-8814. It is recommended that you call in 10 minutes prior to the scheduled start time if you are using one of these operator-assisted phone numbers.

The call will also be webcast and can be accessed from the Investor Relations section of Cutera’s website at http://www.cutera.com/. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

About Cutera, Inc.
Cutera is a leading provider of aesthetic and dermatology solutions for practitioners worldwide. For over 25 years, Cutera has strived to improve lives through medical aesthetic technologies that are driven by science and powered through partnerships. For more information, call 1-888-4-CUTERA or visit Cutera.com.

*Use of Non-GAAP Financial Measures

In this press release, to supplement the Company’s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), management has disclosed certain non-GAAP financial measures for gross margin, gross margin rate, and income or loss from operations. Non-GAAP adjustments include depreciation and amortization including contract acquisition costs, stock-based compensation, enterprise resource planning (“ERP”) implementation costs, certain legal and litigation costs, costs associated with restructuring activities and the separation of its officers and other executives, gain on termination of a distribution agreement, and certain other adjustments. From time to time in the future, there may be other items that the Company may exclude if the Company believes that doing so is consistent with the goal of providing useful information to investors and management. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure.

The Company defines non-GAAP operating income (loss), also commonly known as adjusted EBITDA, as operating income (loss) before depreciation and amortization, stock-based compensation, ERP implementation costs, certain legal and litigation costs, severance, gain on early termination of distribution agreement, and other adjustments.

Company management uses non-GAAP financial measures as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, and for benchmarking against other similar companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP. Non-GAAP financial measures for the statement of operations and net income per share exclude the following:

Depreciation and amortization, including contract acquisition costs. The Company has excluded depreciation and amortization expense in calculating its non-GAAP operating expenses and net income measures. Depreciation and amortization are non-cash charges to current operations;

Stock-based compensation. The Company has excluded the effect of stock-based compensation expenses in calculating its non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to the Company's employees, the Company continues to evaluate its business performance excluding stock-based compensation expenses. The Company records stock-based compensation expenses related to grants of options, employee stock purchase plans, and performance and restricted stock. Depending upon the size, timing, and terms of the grants, this expense may vary significantly but will recur in future periods. The Company believes that excluding stock-based compensation better allows for comparisons to its peer companies;

ERP implementation costs. The Company has excluded ERP system costs related to direct and incremental costs incurred in connection with its multi-phase implementation of a new ERP solution and the related technology infrastructure costs. The Company excludes these costs because it believes that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency, making it difficult to contribute to a meaningful evaluation of the Company’s operating performance;

Certain legal and litigation costs. The Company has excluded costs incurred related to its litigation against Lutronic Aesthetics as well as the settlement of $5.8 million, which is not part of the Company’s ordinary course of business. The Company’s complaint against Lutronic alleged misappropriation of trade secrets, violation of the Racketeer Influenced and Corrupt Organizations Act (“RICO”), interference with contractual relations and other claims. The Company excludes these costs as well as the settlement because this litigation is a result of a discrete event that was not part of the Company’s business strategy, but has a significant effect on the results of operations. The costs are incidental to and do not reflect the efficiencies and effectiveness of the Company’s core operations;

Severance. The Company has excluded costs associated with restructuring activities and the separation of its officers and other executives in calculating its non-GAAP operating expenses and non-GAAP Operating Income. The Company has excluded restructuring costs because a restructuring represents a discrete event that signifies a change in the Company’s strategy, but these costs are not indicative of the ongoing financial performance of the business. The Company excludes executive separation costs because executive separations are unpredictable and not part of the Company’s business strategy but could have a significant impact on the results of operations;

Gain on early termination of distribution agreement. The Company has excluded a gain recorded in connection with the early termination of a distribution agreement with ZO USA in calculating its non-GAAP operating expenses and non-GAAP operating income (loss). The Company recorded the net gain of

$9.7 million in the Company's condensed consolidated statement of operations for the three months ended March 31, 2024. The Company has excluded this gain as it is not indicative of the ongoing financial performance of the business, and not part of the Company’s business strategy.

The Company believes that excluding all of the items above allows users of its financial statements to better review and assess both current and historical results of operations. The Company no longer adjusts for costs related to a retention plan implemented in April 2023, as such costs represent a normal, recurring, operating cost, and accordingly, has not adjusted for $0.4 million of retention plan costs incurred in the third quarter of 2024. Further, the Company has revised the presentation of the prior year periods to remove adjustments for retention plan costs of $1.4 million and $4.3 million, in the three and nine months ended September 30, 2023, respectively.

Safe Harbor Statement

Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include but are not limited to express or implied statements regarding expanding access to AviClear, and full year revenues and cash, cash equivalents and restricted cash, along with other express or implied statements regarding Cutera’s plans, objectives, strategies, financial performance, guidance and outlook, product launches and performance, trends, prospects, or future events. In some cases, you can identify forward-looking statements by the use of words such as, but not limited to, “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions or the negative of these terms or similar expressions. Forward-looking statements are based on management's current expectations and beliefs and are subject to risks and uncertainties, which are difficult to predict and may cause Cutera's actual results to differ materially from the express or implied forward-looking statements herein. These forward-looking statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are several risks, uncertainties, and other important factors, many of which are beyond Cutera’s control, that could cause its actual results to differ materially from the forward-looking statements, including risks involved with continued expansion of AviClear, Cutera’s financial position and debt service requirements, and making financial projections, as well as the other risks described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents filed from time to time with the United States Securities and Exchange Commission by Cutera.

All statements made in this release are made only as of the date set forth at the beginning of this release. Accordingly, undue reliance should not be placed on forward-looking statements. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. If Cutera updates one or more forward-looking statements, no inference should be drawn that it will make additional updates concerning those or other forward-looking statements. Cutera's financial performance for the third quarter ended September 30, 2024, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

Cutera Investor Relations Contact:
Shelby Eckerman, VP, Finance
IR@Cutera.com

###

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$57,614	$143,612
Accounts receivable, net	33,150	43,121
Inventories	56,908	62,600
Other current assets and prepaid expenses	12,842	19,852
Total current assets	160,514	269,185
Long-term inventories	28,664	16,283
Property and equipment, net	23,521	37,275
Deferred tax assets	590	579
Restricted cash	1,363	—
Goodwill	1,339	1,339
Operating lease right-of-use assets, net	10,593	10,055
Other long-term assets	7,834	11,575
Total assets	$234,418	$346,291

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$7,949	$19,829
Accrued liabilities	35,972	55,055
Operating lease liabilities	3,386	2,441
Deferred revenue	8,382	10,422
Total current liabilities	55,689	87,747
Deferred revenue, net of current portion	1,689	1,494
Operating lease liabilities, net of current portion	8,397	8,887
Convertible notes, net of unamortized debt issuance costs	420,422	418,695
Other long-term liabilities	1,095	1,298
Total liabilities	487,292	518,121
Commitments and Contingencies (Note 12)
Stockholders’ deficit:
Common stock	20	20
Additional paid-in capital	136,929	131,496
Accumulated deficit	(389,823)	(303,346)
Total stockholders’ deficit	(252,874)	(171,830)
Total liabilities and stockholders’ deficit	$234,418	$346,291

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenue:
Products	$27,242	$40,989	$88,714	$146,285
Service	5,258	5,489	16,956	16,544
Total net revenue	32,500	46,478	105,670	162,829
Cost of revenue:
Products	27,991	36,586	75,045	98,696
Service	2,696	3,435	8,749	9,961
Total cost of revenue	30,687	40,021	83,794	108,657
Gross profit	1,813	6,457	21,876	54,172
Gross margin %	5.6%	13.9%	20.7%	33.3%

Operating expenses:
Sales and marketing	18,928	25,808	63,269	88,591
Research and development	4,353	4,592	13,817	16,844
General and administrative	14,749	17,004	31,951	47,448
Gain on early termination of distribution agreement	—	—	(9,708)	—
Total operating expenses	38,030	47,404	99,329	152,883
Loss from operations	(36,217)	(40,947)	(77,453)	(98,711)
Amortization of debt issuance costs	(580)	(561)	(1,726)	(1,670)
Interest expense on convertible notes	(3,071)	(2,939)	(8,969)	(8,836)
Interest income	768	2,288	3,248	6,946
Other expense (income), net	575	(1,948)	(1,128)	(2,564)
Loss before income taxes	(38,525)	(44,107)	(86,028)	(104,835)
Income tax expense	493	167	449	765
Net loss	$(39,018)	$(44,274)	$(86,477)	$(105,600)

Net loss per share:
Basic	$(1.94)	$(2.22)	$(4.31)	$(5.32)
Diluted	$(1.94)	$(2.22)	$(4.31)	$(5.32)
Weighted-average number of shares used in per share calculation:
Basic	20,154	19,932	20,079	19,858
Diluted	20,154	19,932	20,079	19,858

 CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Cash flows from operating activities:
Net loss	$(39,018)	$(44,274)	$(86,477)	$(105,600)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,841	1,616	5,543	6,552
Depreciation and amortization	1,669	1,987	5,464	5,225
Amortization of contract acquisition costs	1,113	3,016	3,882	7,085
Amortization of debt issuance costs	581	561	1,727	1,670
Deferred tax assets	(82)	19	(11)	62
Provision for credit losses	4,931	3,574	9,739	5,488
Accretion of discount on investment securities and investment income, net	—	902	—	1,048
Changes in assets and liabilities:
Accounts receivable	(3,402)	276	232	(9,755)
Inventories	11,841	2,317	3,259	1,781
Other current assets and prepaid expenses	118	5,128	7,010	4,352
Other long-term assets	(142)	(860)	(472)	(5,642)
Accounts payable	(9,668)	(3,069)	(11,880)	(4,735)
Accrued liabilities	5,737	(7,157)	(18,704)	(10,963)
Operating leases, net	(27)	(14)	(83)	(44)
Deferred revenue	(234)	(899)	(1,845)	(390)
Net cash used in operating activities	(24,742)	(36,877)	(82,616)	(103,866)

Cash flows from investing activities:
Acquisition of property and equipment	(173)	(5,534)	(1,390)	(30,642)
Proceeds from disposal of property and equipment	—	—	63	—
Proceeds from maturities of marketable investments	—	41,044	—	193,903
Purchases of marketable investments	—	—	—	(23,467)
Net cash provided by (used in) investing activities	(173)	35,510	(1,327)	139,794

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	—	465	—	1,323
Taxes paid related to net share settlement of equity awards	(26)	(87)	(110)	(3,273)
Payments on finance lease obligations	(393)	(149)	(582)	(386)
Net cash provided by (used in) financing activities	(419)	229	(692)	(2,336)

Net increase (decrease) in cash, cash equivalents and restricted cash	(25,334)	(1,138)	(84,635)	33,592
Cash, cash equivalents, and restricted cash at beginning of period	84,311	181,354	143,612	146,624
Cash and cash equivalents at end of period	$58,977	$180,216	$58,977	$180,216

 CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended		% Change	Nine Months Ended		% Change
	September 30, 2024	September 30, 2023	2024 Vs 2023	September 30, 2024	September 30, 2023	2024 Vs 2023
Revenue By Geography:
North America	$14,651	$24,855	-41.1%	$49,150	$84,494	-41.8%
Japan	3,420	11,529	-70.3%	14,847	37,247	-60.1%
Rest of World	14,429	10,094	+42.9%	41,673	41,088	+1.4%
Total Net Revenue	$32,500	$46,478	-30.1%	$105,670	$162,829	-35.1%
International as a percentage of total revenue	54.9%	46.5%		53.5%	48.1%

Revenue By Product Category:
Systems
–North America	$9,253	$16,982	-45.5%	$30,926	$59,750	-48.2%
–Rest of World (including Japan)	13,771	10,618	+29.7%	40,258	41,654	-3.4%
Total Systems	23,024	27,600	-16.6%	71,184	101,404	-29.8%
Consumables	4,218	6,248	-32.5%	13,330	20,186	-34.0%
Skincare	—	7,141	-100.0%	4,200	24,695	-83.0%
Total Products	27,242	40,989	-33.5%	88,714	146,285	-39.4%
Service	5,258	5,489	-4.2%	16,956	16,544	+2.5%
Total Net Revenue	$32,500	$46,478	-30.1%	$105,670	$162,829	-35.1%

CUTERA, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages)
(unaudited)

	Three Months Ended September 30, 2024
	Gross Profit	Gross Margin	Operating Expenses	Operating Loss

Reported	$1,813	5.6%	$38,030	$(36,217)
Adjustments:
Depreciation and amortization including contract acquisition costs	1,643	5.1%	1,138	2,781
Stock-based compensation	102	0.3%	1,739	1,841
Legal - Lutronic settlement	—	—%	—	—
Severance	189	0.6%	454	643
Gain on early termination of distribution agreement	—	—%	—	—
Other adjustments	—	—%	—	—
Total adjustments	1,934	6.0%	3,331	5,265
Non-GAAP	$3,747	11.6%	$34,699	$(30,952)

	Three Months Ended September 30, 2023
	Gross Profit	Gross Margin	Operating Expenses	Operating Loss

Reported	$6,457	13.9%	$47,404	$(40,947)
Adjustments:
Depreciation and amortization including contract acquisition costs	2,371	5.1%	2,361	4,732
Stock-based compensation	(19)	—%	1,636	1,617
ERP implementation cost	—	—	1,456	1,456
Legal - Lutronic settlement	—	—	561	561
Severance	151	0.3%	191	342
Board of Directors legal and advisory fees	—	—%	1,280	1,280
Other adjustments	—	—	97	97
Total adjustments	2,503	5.4%	7,582	10,085
Non-GAAP	$8,960	19.3%	$39,822	$(30,862)

CUTERA, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages)
(unaudited)

	Nine Months Ended September 30, 2024
	Gross Profit	Gross Margin	Operating Expenses	Operating Loss

Reported	$21,876	20.7%	$99,329	$(77,453)
Adjustments:
Depreciation and amortization including contract acquisition costs	5,564	5.3%	3,782	9,346
Stock-based compensation	395	0.4%	5,148	5,543
Legal - Lutronic settlement	—	—%	(5,750)	(5,750)
Severance	285	0.3%	1,257	1,542
Gain on early termination of distribution agreement	—	—%	(9,708)	(9,708)
Other adjustments	—	—%	263	263
Total adjustments	6,244	5.9%	(5,008)	1,236
Non-GAAP	$28,120	26.6%	$104,337	$(76,217)

	Nine Months Ended September 30, 2023
	Gross Profit	Gross Margin	Operating Expenses	Operating Loss

Reported	$54,172	33.3%	$152,883	$(98,711)
Adjustments:
Depreciation and amortization including contract acquisition costs	5,968	3.7%	6,342	12,310
Stock-based compensation	706	0.4%	5,847	6,553
ERP implementation cost	—	—%	2,744	2,744
Legal - Lutronic settlement	—	—%	1,607	1,607
Severance	270	0.2%	621	891
Board of Directors legal and advisory fees	—	—%	8,989	8,989
Other adjustments	307	0.2%	682	989
Total adjustments	7,251	4.5%	26,832	34,083
Non-GAAP	$61,423	37.7%	$126,051	$(64,628)